UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 5, 2018
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Novan, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.
On October 5, 2018, Novan, Inc. (the “Company”) and Sato Pharmaceutical Co., Ltd. (“Sato”) entered into the second amendment (the “amendment”) to the license agreement, as amended, between the Company and Sato dated January 17, 2017 (the “license agreement,” the license agreement as amended by the amendment, the “amended license agreement”). The amendment expands the license agreement to include SB206, the Company’s drug candidate for the treatment of viral skin infections, in addition to SB204, the Company’s drug candidate for the treatment of acne vulgaris.
Under the amended license agreement, the Company has granted to Sato an exclusive, royalty-bearing, non-transferable license under certain of its intellectual property rights, with the right to sublicense with the Company’s prior written consent, to develop, use and sell products in Japan that incorporate SB206 or SB204 in certain topical dosage forms for the treatment of viral skin infections or acne vulgaris, respectively, and to make the finished form of such products. The Company or its designated contract manufacturer will supply finished product to Sato for use in the development of SB204 and SB206 in the licensed territory. The rights granted to Sato do not include the right to manufacture the active pharmaceutical ingredient (the “API”) of SB206 or SB204; rather, the parties agreed to negotiate a commercial supply agreement pursuant to which the Company or its designated contract manufacturer would be the exclusive supplier to Sato of the API for the commercial manufacture of licensed products in the licensed territory.
Under the amendment, in exchange for the license rights granted to Sato, Sato agreed to pay the Company the following:

•
An upfront payment of 1.25 billion JPY, payable in installments of 0.25 billion JPY, 0.5 billion JPY and 0.5 billion JPY on October 5, 2018, February 14, 2019 and September 13, 2019, respectively. This is in addition to the 1.25 billion JPY paid on January 19, 2017 following the execution of the license agreement on January 17, 2017.

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Up to an aggregate of 1.75 billion JPY (adjusted from 2.75 billion JPY in the license agreement) upon the achievement of various development and regulatory milestones. Included in the development and regulatory milestones is a payment of 0.25 billion JPY that the Company expects to receive in the fourth quarter of 2018 in connection with Sato’s recent clinical development progress for SB204 in Japan.

•	Up to an aggregate of 3.9 billion JPY (adjusted from 0.9 billion JPY in the license agreement) upon the achievement of various commercial milestones.

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A tiered royalty ranging from a mid-single digit to a low-double digit percentage (adjusted from a mid-single digit percentage in the license agreement) of net sales of licensed products in the licensed territory, subject to a reduction in the royalty payments in certain circumstances.

The term of the amended license agreement (and the period during which Sato must pay royalties under the amended license agreement) expires on the twentieth anniversary of the first commercial sale of a licensed product in the licensed field in the licensed territory.
All other material terms of the license agreement remain unchanged by the amendment.
The description of the amendment provided above is qualified in its entirety by reference to the amendment, which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission (the “Commission”), as permitted by the rules of the Commission.  The Company intends to seek confidential treatment for certain portions of the license agreement pursuant to a Confidential Treatment Request to be submitted to the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
A copy of the press release announcing the entry into the amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: October 9, 2018	By:	/s/ Andrew J. Novak

Andrew J. Novak
Chief Accounting Officer